                                                                   EXHIBIT 10.34

                                LEASE AGREEMENT


STATE OF TEXAS                                              )
                                                            )
COUNTY OF BEXAR                                             )

         This LEASE AGREEMENT (hereinafter called the "Agreement"), made and entered into by and between J.K. NEAL, INC. and J. KENNETH NEAL (hereinafter called "Lessor") and MISSION PARTY ICE, INC. (hereinafter called "Lessee"):

                              W I T N E S S E T H:

         1. Lessor agrees to lease to Lessee and Lessee hereby agrees to lease from Lessor, for use and occupancy as an ice plant facility and any other use to which the properties are currently utilized, together with all rights, privileges and appurtenances thereunto belonging, the real property and improvements consisting of nine (9) tracts located in Bexar, Gonzales, Caldwell, Webb and Tom Green Counties in the State of Texas, each being more particularly described on Exhibit "A" attached hereto and herein incorporated by reference, with all of the real property and improvements wherever located hereinafter called the "leased premises". The term of this Lease shall be for a period of ten (10) years commencing on the 1st day of March, 1988 and terminating on the 28th day of February, 1998.

         2. Lessee covenants and agrees to pay promptly to Lessor at the address hereinafter specified for notice, as monthly rental for the leased premises during the term above described under paragraph 1 of this Agreement, the sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00), payable monthly in advance during each month during the term hereof at the rate of $25,000.00 per month.

         3. It is the intent of the parties that the rent payable hereunder shall be paid to Lessor net of all costs and expenses of ownership of the leased premises and Lessee covenants and agrees, in addition to rental, to pay:

         a. All ad valorem or real estate taxes assessed against the leased premises and becoming due and payable during the term hereof. City, county, school and all other ad valorem taxes for the first and last years of the term of this Agreement shall be apportioned between Lessor and Lessee.

         b. Any assessment for local improvements which become a lien upon the leased premises after the commencement of the term hereof.

         c. The premiums on policies of fire and extended coverage insurance upon the leased premises which are to be obtained and maintained in force by Lessee during the term hereof in amounts at least equaling the fair replacement value of the improvements upon the leased premises, which Lessor and Lessee agree are the sum of present coverage for any of the buildings on the leased premises and other permanent improvements thereon.

         d. The costs and expense of all gas, water, electricity and other utilities used by Lessee, and Lessor and Lessee agree that the connections for the gas, electric and water utilities shall remain in the name of Lessor and Lessee shall promptly pay all bills rendered to Lessor for the services furnished to the leased premises.

         e. Lessee shall, at all times during the term of this Lease, and at its own cost and expense, keep and maintain or cause to be kept and maintained in repair and good condition (ordinary wear and tear excepted), all improvements on the leased premises, and shall use all reasonable precaution to prevent waste, damage or injury. Lessor shall not be required to furnish any services or facilities or to make any improvements, repairs or alterations in or to the leased premises during the term of this Lease.

         Nothing contained in this paragraph 3 shall be construed as precluding either party from the right, individually or jointly, to contest the amount or legality of any taxes or local improvement assessments levied upon the leased premises, or the right to make application, for reduction thereof or reduction of the assessment upon which the same may be based. In the event of such contest or application, the time within which Lessee shall be required to pay the same shall be extended until final determination of the proper amount due and within thirty (30) days after such final determination Lessee shall pay the amount so determined, including all interest, penalties, costs and charges incident thereto.

         If Lessor shall make any expenditure for which Lessee is responsible, or which Lessor should make hereunder, the amount thereof, together with interest at the rate of eighteen percent (18%) per annum may, at Lessor's election, be added to and deemed a part of the installment of rental next falling due and shall be subject to collection or enforcement in accordance with the law applicable to collection of rentals. Lessor agrees to give Lessee fifteen (15) days written notice before making any such expenditures.

         4. In the event that the leased premises are damaged or destroyed by fire or other casualty, Lessee shall give immediate notice in writing to Lessor who shall promptly notify the appropriate insurance carrier. In the event the damage to the premises or contents is 25% or less, the leased premises shall then be repaired promptly by Lessee at Lessee's exclusive expense, however, Lessor agrees that any proceeds paid to Lessor under the policy of fire and extended coverage insurance shall be held by Lessor in trust for the benefit of Lessee and shall be paid directly to Lessee's contractor in the form of monthly payments equal to the value of the work completed on the job or reconstruction or repair, such values to be certified by the contractor in writing and approved in writing by Lessee prerequisite to the payment from Lessor. In the event the damage to the premises or contents exceeds 25% of the leased premises, Lessor then shall have the option to repair or reconstruct the premises to its condition prior to the casualty insofar as this is practical. During any period of repairs or reconstruction, if the leased premises shall be unfit to be used by Lessee for the manufacture and distribution of ice or other use which the property is currently utilized, the rental payable by Lessee shall be abated until such time as Lessee can continue its operations. In the event Lessor does not exercise its option to repair or reconstruct the premises, Lessor shall notify Lessee of such intention within 30 days from the date of the damage and this lease only as to the particular tract and improvements thereon shall be deemed cancelled, terminated and of no further force or effect but shall not effect the remainder of the tracts. The amount of rental attributable to the cancelled tract shall be determined and the monthly rental payment shall be reduced by such amount.

         The percentage of damage shall be determined by an adjuster for the insurance carrier, and if either Lessor or Lessee disagrees as to this figure, each party shall appoint a disinterested adjuster or appraiser, which two adjusters or appraisers shall select a third adjuster or appraiser. The average percentage figure of the three adjusters or appraisers shall be binding on the parties.

         5. Lessee shall make no alterations or additional improvements to the leased premises without prior written consent of Lessor, which shall not be unreasonably withheld. Lessee shall not permit the filing of any liens against the leased premises and Lessee shall save Lessor harmless from any claims, liens, or causes of action by mechanics, materialmen, or other parties entitled to a lien by reason of services performed or materials furnished in connection with any such alterations, additions or improvements or in connection with any reconstruction under paragraph 4 above. At the expiration of the term of this Agreement all alterations, additions and improvements made by Lessee shall remain upon the leased premises and become the property of Lessor. Any trade fixture installed by Lessee may be removed by it at the expiration of the term hereof at Lessee's sole cost and expense provided that all damage caused to the leased premises by such removal is repaired by Lessee and the premises restored to a serviceable and useable condition at Lessee's sole cost and expense.

         6. In the event of default of any of the covenants contained under this Agreement, or in the event of bankruptcy, receivership or assignment for the benefit of creditors on the part of Lessee, Lessor may enforce the performance hereof in any manner provided by law and/or may declare the lease forfeited at its discretion, and Lessor, its agents or attorneys, shall have the right to re-enter and remove all persons and/or property from the leased premises without being guilty of any manner of trespass, without prejudice to its claims for arrears of rent or breach of covenants, or Lessor may take possession of the premises and re-rent the same for the remainder of the term or for any other term at the best rent Lessor may obtain for the account of Lessee, and Lessee shall remain liable to Lessor for any deficiency of said rentals received by Lessor that are attributable to the remainder of Lessee's term; provided that prior to the time that Lessor shall take any action herein because of any alleged default on the part of Lessee, Lessor shall give to Lessee at least thirty (30) days prior written notice of such claimed default; if during such thirty (30) day period such claimed default is remedied by Lessee, then Lessor shall not be permitted to declare the rights of Lessee forfeited because of any such default. If Lessee should default in the performance of any of the covenants, conditions or obligations contained herein, Lessee agrees to pay Lessor's reasonable attorney's fees.

         7. Lessee shall and does hereby agree to indemnify Lessor and to hold Lessor harmless of and from any and all claims, demands, costs and expenses (including but not limited to Lessor's reasonable attorney's fees), damages, and causes of action of every nature whatsoever arising from or related to Lessee's use or occupancy of the leased premises; or arising from any act, omission or negligence of Lessee, its agents, servants, employees, licensees or invitees; or arising from any accident, injury or damage whatsoever caused to any person or persons or property occurring in, on or about the leased premises; or arising from any act, omission, or negligence of Lessee, its agents, servants, employees, licensees or invitees; or arising from any accident, injury or damage whatsoever caused to any person or persons or property occurring in, on or about the leased premises or any part thereof during the entire term of this Agreement; or arising from any violation of Sections 112 and 301(a) of the Clean Air Act, as amended (42 U.S.C. 7412, 7601(a)). Without limitation to the foregoing indemnification and hold harmless agreement but in addition to the same, Lessee agrees that any and all of its property located in the leased premises shall be kept at Lessee's sole risk and Lessee shall during the entire term hereof at Lessee's expense maintain public liability insurance covering and protecting Lessee, said policies to be issued with reasonable substantial amounts of coverage of not less than $5,000,000.00 per injury and $5,000,000.00 per occurrence. In addition Lessee shall at its expense purchase and maintain public liability insurance covering and protecting Lessor as a Landlord or owner in the name of Lessor as the insured for $1,000,000.00.

         8. Lessor agrees that upon compliance with the terms, covenants and conditions of this Agreement, Lessee shall and may peaceably and quietly have, hold and enjoy the leased premises for the term of this Agreement. Lessee covenants and agrees that at the expiration of the term hereof or any extension thereof, it will quit and surrender the improvements located on the leased premises in as good of state and condition as delivered to Lessee, subject only to reasonable use and wear thereof. Any holding over by Lessee shall not operate, except by written agreement, to extend or renew this Agreement and no tenancy of any duration shall be created thereby.

         9. Lessee accepts the leased premises in its current condition. At all times during the entire term covered under this Agreement, Lessee agrees at its exclusive expense to keep the entire leased premises, including the buildings and their roofs, exterior walls, structural supports and foundations thereof, and all windows, doors, plate glass, air conditioning, heating and plumbing and other mechanical and electrical equipment, and the adjoining sidewalks, curbs, driveways, parking areas, and landscaping in good order, repair and condition (reasonable wear and tear excepted) and shall make all repairs, replacements and renewals, whether ordinary or extraordinary, necessary to maintain the leased premises in good order, repair and condition.

         10. Lessee agrees to permit authorized representatives of Lessor to inspect or examine the leased premises at any reasonable time.

         11. At the request of either party, a memorandum form of this Agreement shall be executed to facilitate recordation in appropriate records of Bexar, Caldwell, Gonzales, Webb and Tom Green Counties, Texas, to give notice of the pertinent provisions hereof.

         12. All notices or demands given or required to be given hereunder shall be in writing and sent by United States certified mail, return receipt requested, postage prepaid, addressed to the party to be affected thereby, at the address indicated below; provided that either party, by like written notice, may designate a different address to which such subsequent notices shall be sent. Said addresses are:

         LESSOR:                      J.K. NEAL, INC.
                                      J. KENNETH NEAL
                                      266 Rockhill
                                      San Antonio, Texas  78209

         LESSEE:                      MISSION PARTY ICE, INC.
                                      1106 E. Durango
                                      San Antonio, Texas  78210

         13. Lessee shall not be responsible to Lessor and Lessor shall not be responsible to Lessee for any damages caused by fire or other casualty covered by the Texas Standard Form of Fire and Extended Coverage Insurance, even though such damages are caused by the negligence of some person for whom Lessee or Lessor would, except for this provision, be responsible; and Lessee and Lessor likewise waive any rights against the other which would, except for this waiver, inure to the benefit of their respective fire and extended coverage insurance carriers (if any) by way of subrogation or otherwise. Each party agrees that it will arrange for any policy or policies of fire and extended coverage insurance to contain, if obtainable, a clause whereby the insurer waives its rights of subrogation.

         14. Lessee shall not assign this Agreement or sublet the whole or any part of the leased premises without obtaining the prior written consent of Lessor, however, such consent shall not be unreasonably withheld.

         Lessor shall have the right freely to assign, mortgage and sell the fee interest in the leased premises subject to this Lease Agreement, and shall also have the right, without selling the fee interest, freely to transfer, assign, mortgage or pledge this Agreement. Lessee hereby expressly covenants and agrees that this Agreement shall be subject to and subordinate to any mortgage or mortgages now on the leased premises or hereafter placed thereon.

         15. Should the leased premises at 1106 Durango Blvd. in San Antonio, Texas be taken or condemned for public purposes during the term hereof, in whole or in such amount to effectively prevent Lessee from operating the ice manufacturing business, Lessor agrees that from the funds received in the taking or condemnation, it will build equal facilities for Lessee and this Lease shall continue unabated. Should any of the balance of the leased premises be taken or condemned in whole or in part for public purposes during the term hereof, Lessor agrees to build equal facilities for Lessee or at Lessor's option may elect to terminate this Agreement as to the portion or tract so taken or condemned or to continue the same in effect; provided, however, if that portion or tract of the leased premises are so affected by any such taking so that the same become unfit for use by Lessee in the ordinary conduct of its business and Lessor has not constructed or agreed to construct equal facilities, Lessee shall have the option of terminating this Agreement as to the portion or tract within 30 days after taking or condemnation. If after a partial condemnation the Agreement be continued, the rental shall be reduced in accordance and proportion to the area and use by Lessee of the leased tract and premises so taken, and Lessor shall repair any damage to the improvements or buildings resulting from any such taking. All sums awarded as a result of such taking shall be the exclusive property of Lessor, except for amounts specifically awarded to Lessee for its trade fixtures, if any. Lessor and Lessee specifically contract and agree that in the event the ice manufacturing facilities in any of the leased premises shall, for any reason not attributable to Lessee's operations, be condemned for health purposes by any governmental agency, including the City of San Antonio, Texas, Bexar County, State of Texas or any federal agency, Lessee shall have the option to terminate this lease as to that portion or tract on giving 30 days' written notice to Lessor, whereupon the Lease shall be cancelled as to that portion or tract and of no further force and effect with respect to either Lessor Lessee, but shall not effect this lease as to the remaining tracts of land and improvements. In the event such option is exercised by Lessee, it shall have 30 days in which to vacate the particular tract or premises.

         16. To secure payment of all rent due and to become due hereunder, and the faithful performance of all of the other covenants of this Lease required by Lessee to be performed, Lessee hereby gives to Lessor an express contract lien on and security interests in and to all proceeds of any insurance which may accrue to Lessee by reason of damage to or destruction of any such property. This lien and security interest are given in addition to the Lessor's statutory lien(s) and shall be cumulative thereto. This lien and security interest may be foreclosed with or without court proceedings, by public or private sale, with or without notice and Lessor shall have the right to become purchaser, upon being the highest bidder at such sale. Upon request of Lessor, Lessee agrees to execute Uniform Commercial Code financing statements relating to the aforesaid security interest.

         17. The mention in this Lease of any specific right or remedy shall not preclude Lessor from exercising or having any other right or remedy or from maintaining any action to which Lessor may otherwise be entitled either at law or in equity. No waiver or indulgence by Lessor of any default or breach of covenant, condition or stipulation herein contained shall be treated as a waiver of any subsequent default, or breach of the same or any other covenant, condition or stipulation hereof. The acceptance by Lessor of any payment, partial or otherwise, made hereunder after the time when it becomes due as herein set forth, will not establish a custom or constitute a waiver by Lessor of any right to enforce prompt payment hereof. To the extent permitted by applicable law, Lessee hereby waives the application of and all of its rights and powers under all statutes of limitation and similar powers under all statutes of limitation and similar statutes and laws as to this Lease and all portions hereof. Demand, presentment for payment, protest and notice of non-payment and protest hereby are waived by Lessee. No act or thing done by Lessor or its agents shall be deemed to be an acceptance of surrender of the Leased Premises and no agreement to accept a surrender of the Leased Premises shall be valid unless it is in writing and signed by a duly authorized officer or agent of Lessor.

         18. Subject to the provisions of paragraph 14 above regrading the restriction on sub-letting and assignments on the part of Lessee, the covenants and agreements herein contained shall inure to the benefit of and be binding upon the parties hereto, their successor and assigns.

         19. Lessee shall at its own expense, promptly execute and fulfill all ordinances of Bexar, Caldwell, Gonzales, Webb and Tom Green Counties and all laws of the State of Texas, including but not limited to all orders or requirements of any public authority for the correction, prevention and abatement of nuisances in or connection with the leased premises.

         20. Notwithstanding anything contained herein to the contrary, if at any time during the term of this Lease, Lessor shall receive from a third party a bona fide offer to purchase any of the properties described in Exhibit "A", or any part thereof which includes any of the leased premises, and Lessor shall desire to sell same pursuant to such terms and provisions, the Lessor shall first offer the property for sale to Lessee upon identical terms, except time for closing if different than stated below.

         After receipt of notice of the terms on which the property is being considered for sale, Lessee shall then have fifteen (15) days in which to respond in writing to Lessor. If Lessee elects to purchase, then Lessee shall close on the basis offered within sixty (60) days of such election to purchase, or if Lessee elects not to purchase or fails to respond in writing within said fifteen (15) day period, then Lessor shall be free to close the sale to the third party on the basis indicated. In the event that Lessor receives an offer, notifies Lessee and Lessee fails or elects not to close on that basis, but later Lessor's proposed sale to a third party shall not close, then in such event Lessee's first right of refusal shall be revitalized and effective under its original terms through the full term of this Lease.

         21. Lessee has deposited with Lessor, the receipt of which is hereby acknowledged, the sum of $25,000.00 as rental paid in advance for the first month's rental.

         22. Lessor grants to Lessee reasonable ingress to and egress from the leased premises.

         23. At the expiration of the term of this Lease, if Lessee is not at that time in any manner in default under the Lease, Lessee shall have the option to extend the term of the Lease for an additional period of five (5) years on the same terms and conditions contained in this Lease, except however, the rental to be paid by Lessee shall be the fair lease market value of the real properties and premises as shall be determined by the agreement of the parties. If the parties are unable to agree, they shall each name an appraiser who jointly shall name a third appraiser and they shall together agree upon such fair rental value. The option shall be exercised by Lessee delivering to Lessor, at least 120 days prior to the termination date, written notice of Lessee's intention to so exercise the option.

         24. This Lease Agreement contains the entire agreement between the parties, and no agreement shall be effective to change, modify or terminate this Agreement, in whole or in part, unless such agreement is in writing and duly signed by the parties against whom enforcement of such change, modification or termination is sought, and both parties agree that this contract cannot be altered or varied by any prior contemporaneous or subsequent oral agreement, stipulation, representation or understanding.

         SIGNED, EXECUTED AND EFFECTIVE March 1, 1988.

                                       J.K. NEAL, INC.


                                       BY:
                                          ----------------------------------
                                                J. Kenneth Neal
                                                President


                                       -------------------------------------
                                       J. KENNETH NEAL

                                                                     LESSOR


                                       MISSION PARTY ICE, INC.


                                       BY:
                                          -----------------------------------
                                                A.J. Lewis, III
                                                President

                                  EXHIBIT "A"


Bexar County, Texas:

         Dixie Ice Plant - 1106 E. Durango:

         Lot 9 - Lot 10, except the South 66.43 feet of the West 13.4 feet Lots 11 and 12, except the South 66.43 feet and North 10 feet of the East
         52.0 of Lot 6, Block 2, NCB 635, San Antonio, Bexar County, Texas.

         Office Building - East side of Dixie Ice Plant called A.F.Cadena
         Property:

         Portion of Lots 1, 2 and 3 - Block 2, NCB 635, San Antonio, Bexar County, Texas - Volume 7995, Page 883.

         Poe Property:

         5.65 of Lots 11 and 12 - 5.65 of W13.4 of Lot 10 - N. 9 of Lots 7 and 8, N. 9 of W. 13.4 of Lot 6 - S. 140.5 of Lot 8 - S. 140.5 of W. 14 of
         Lot 7, Block 2, NCB 635, San Antonio, Bexar County, Texas.

         Office Building - 1130 Durango:

         .0185 acres out of Lots 1, 2 and 3, Block 2, NCB 635 and also being Tracts #2 and #3 as recorded in Vol. 7959, Page 245, Deed Records of Bexar County, Texas and also 55 1/2 feet on Walnut Street, 90 feet on Iowa Street.

         Standard Ice Company - 120 W. Lachapelle Street:

         0.430 acres, being known as Lot B-18, a portion of Lot C-18, and a portion of Lot A-18, NCB 2828, San Antonio, Bexar County, Texas.

         Merchandise Repair Shop - 810 N. Cherry:

         The N. 55.0' of Lots 9, 10 and 11, except the E. 10.0 of Lot 11, Block 1, NCB 528, San Antonio, Texas.

Webb County, Texas:

         Laredo Mission Ice Plant - 2215 Laredo Street, Laredo, Texas:

         Lots No. 3 and No. 4, Block No. 1278, E.D. City of Laredo, Texas.

Tom Green County, Texas:

         San Angelo Mission Ice Plant - 3rd Street, San Angelo, Texas:

         A 2.078 acre tract of land out of Block 42, Miles Addition and various lots in Fair Banks Addition, City of San Angelo, Tom Green County, Texas

Gonzales County, Texas:

         Gonzales Mission Ice Plant - Gonzales, Texas:

         A tract being part of Lot No. Four (4) in Block No. Two (2) in the Original Inner Town of Gonzales, by and being situated in Gonzales County, Texas and within the corporate limits of the City of Gonzales.

Caldwell County, Texas:

         Luling Mission Ice Plant - Davis Street, Luling, Texas:

         A tract of land situated in the Spencer Morris Survey, A-18, Luling Caldwell County, Texas, being Lots No. Seventeen (17), Eighteen (18), Nineteen (19), and Twenty (20) in the J.E. Leary, First Addition in the City of Luling, in Caldwell County, Texas; and Second Tract: Being Lot No. Four (4) in Block No. Four (4) of the Pierce Addition in City of Luling in Caldwell County, Texas.